     As filed with the Securities and Exchange Commission on August 11, 2004
                                                     Registration No. 333-

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ALAMOSA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                75-2890997
   (State or other jurisdiction of incorporation or         (I.R.S. Employer
                    organization)                        Identification Number)

            5225 S. LOOP 289, LUBBOCK, TX                        79424
       (Address of Principal Executive Offices)                (Zip Code)



                    ALAMOSA HOLDINGS, INC. SECOND AMENDED AND
                      RESTATED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                DAVID E. SHARBUTT
                             CHIEF EXECUTIVE OFFICER
                             ALAMOSA HOLDINGS, INC.
                                5225 S. LOOP 289
                                LUBBOCK, TX 79424
                     (Name and address of agent for service)

                                 (806) 722-1100
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Fred B. White, III, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036
                                 (212) 735-3000

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED
                                                       MAXIMUM        PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF         AMOUNT TO BE       OFFERING PRICE   AGGREGATE OFFERING       AMOUNT OF
 SECURITY TO BE REGISTERED        REGISTERED        PER SHARE (2)         PRICE (2)       REGISTRATION FEE
---------------------------  -------------------   ----------------  ------------------  --------------------
Common stock, par value
$0.01 per share (3)          200,000 shares (1)         $7.02             $1,404,000           $177.89

(1) 200,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Alamosa Holdings, Inc. (the "Company") are being registered pursuant to the Company's Second Amended and Restated Employee Stock Purchase Plan (the "ESPP"). This registration statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the ESPP to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of Common Stock on August 10, 2004, as reported on The Nasdaq National Market.

(3) Includes associated rights to purchase Series A Preferred Stock, par value $0.01 per share, of the Company.


EXPLANATORY NOTE

         This registration statement is being filed solely to register the issuance of up to 200,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Alamosa Holdings, Inc., a Delaware corporation (the "Company"), pursuant to the Company's Second Amended and Restated Employee Stock Purchase Plan (the "ESPP"). On April 16, 2004, the Board of Directors of the Company unanimously approved an amendment and restatement of the ESPP to increase the number of shares of Common Stock authorized for issuance under the ESPP by 200,000 shares. At the annual meeting of stockholders of the Company held on June 2, 2004, the Company's stockholders approved such amendment and restatement. The Company previously filed a registration statement on Form S-8 (File No. 333-56430) on March 2, 2001, covering 600,000 shares of its Common Stock initially authorized for issuance under the ESPP. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this registration statement the following documents filed with the U.S. Securities and Exchange Commission (the "Commission"):

(a) Annual Report on Form 10-K for the year ended December 31, 2003;
(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;
(c) Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

(d) Current Report on Form 8-K, dated January 5, 2004;
(e) Current Report on Form 8-K, dated January 5, 2004;
(f) Current Report on Form 8-K, dated January 16, 2004;
(g) Current Report on Form 8-K, dated July 1, 2004;
(h) The description of the Common Stock contained in the Registrant's prospectus filed pursuant to Rule 424(b)(1) on November 7, 2001 (the "Prospectus"), which description is incorporated by reference in Registrant's Registration Statement on Form 8-A, filed with the Commission on November 27, 2001, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed with the Commission for purposes of updating such description; and
(i) The description of the Preferred Share Purchase Rights contained in the Prospectus, which description is incorporated by reference in Registrant's Registration Statement on Form 8-A, filed with the Commission on November 27, 2001, pursuant to the Exchange Act, including any amendments or reports filed with the Commission for purposes of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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


ITEM 8.  EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION
4.1              Second Amended and Restated Alamosa Holdings, Inc. Employee Stock Purchase Plan, filed as
                 Exhibit 10.39 to Amendment No. 1 to the Registration Statement on Form S-4, dated July 14,
                 2004 (Registration No. 333-114592), of Alamosa (Delaware), Inc., which exhibit is incorporated herein by reference
5.1              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1             Consent of PricewaterhouseCoopers LLP
23.2             Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1             Power of Attorney (included on the signature page hereto)

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lubbock, State of Texas, on August 11, 2004.


                                            ALAMOSA HOLDINGS, INC.

                                            By:      /s/ David E. Sharbutt
                                                ------------------------------
                                            Name:    David E. Sharbutt
                                            Title:   Chairman of the Board of
                                                     Directors and Chief
                                                     Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints David E. Sharbutt as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                                TITLE
/s/ David E. Sharbutt                                   Director, Chairman of the Board of Directors and
------------------------------------                    Chief Executive Officer (Principal Executive Officer)
David E. Sharbutt
August 11, 2004

/s/ Kendall W. Cowan                                    Director, Chief Financial Officer (Principal
------------------------------------                    Financial Officer and Accounting Officer)
Kendall W. Cowan
August 11, 2004

                                                        Director
------------------------------------
Ray M. Clapp, Jr.
August 11, 2004

/s/ Scotty Hart                                         Director
------------------------------------
Scotty Hart
August 11, 2004

                                                        Director
------------------------------------
John F. Otto, Jr.
August 11, 2004

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                                                        Director
------------------------------------
Schuyler B. Marshall
August 11, 2004

/s/ Allen T. McInnes                                    Director
------------------------------------
Allen T. McInnes
August 11, 2004

/s/ Thomas F. Riley, Jr.                                Director
------------------------------------
Thomas F. Riley, Jr.
August 11, 2004

                                                        Director
------------------------------------
Michael V. Roberts
August 11, 2004

                                                        Director
------------------------------------
Steven C. Roberts
August 11, 2004

/s/ Jimmy R. White                                      Director
------------------------------------
Jimmy R. White
August 11, 2004



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